JOHN HANCOCK INVESTMENT TRUST III

                         John Hancock International Fund
                        John Hancock Mid Cap Growth Fund


                                  Abolition of
                         John Hancock International Fund
                        John Hancock Mid Cap Growth Fund
                          and Amendment of Section 5.11


  Abolition of John Hancock International Fund and John Hancock Mid Cap Growth Fund


     The undersigned, being a majority of the Trustees of John Hancock Investment Trust III, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated March 8, 2005, as amended from time to time (the "Declaration of Trust"), do hereby abolish the John Hancock International Fund and John Hancock Mid Cap Growth Fund (Class A Shares, Class B Shares, Class C Shares and Class I Shares) and in connection therewith do hereby extinguish any and all rights and preferences of such John Hancock International Fund and John Hancock Mid Cap Growth Fund Class A Shares, Class B Shares, Class C Shares and Class I Shares as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Funds are effective as of May 25, 2007.


                            Amendment of Section 5.11

     The undersigned, being a majority of the Trustees of John Hancock Investment Trust III, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated March 8, 2005, as amended from time to time, do hereby amend Section 5.11, effective May 25, 2007, as follows:

     1. Section 5.11 (a) shall be deleted and replaced with the following:

          Without  limiting  the  authority of the Trustees set forth in Section
          5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series: John Hancock Greater China Opportunities Fund which consists of Class A Shares, Class B Shares, Class C Shares, Class I Shares and Class NAV (the "Existing Series").



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John Hancock Investment Trust III
                                                         Abolishment of a Series
                                             John Hancock International Fund and
                                                John Hancock Mid Cap Growth Fund



IN WITNESS WHEREOF, the undersigned have executed this instrument on the 5th day of June, 2007.


/s/ James R. Boyle                                /s/ Charles L. Ladner
------------------                                ---------------------
James R. Boyle                                    Charles L. Ladner


/s/ James F. Carlin                               /s/ John A. Moore
-------------------                               -----------------
James F. Carlin                                   Dr. John A. Moore


/s/ William H. Cunningham                         /s/ Patti McGill Peterson
-------------------------                         -------------------------
William H. Cunningham                             Patti McGill Peterson


/s/ Ronald R. Dion                                /s/ Steven R. Pruchansky
------------------                                ------------------------
Ronald R. Dion                                    Steven R. Pruchansky


     The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.












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